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                                                       Exhibit 24

                      CONSENT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
OF CERIDIAN CORPORATION


     We consent to incorporation by reference in Registration Statements Nos. 2-97570, 2-67753, 33-15920, 2-93345, 2-81865, 33-26839, 33-34045, 33-
49601, 33-54379, 33-56325 and 33-56833 on Forms S-8 of Ceridian Corporation
of our reports dated January 24, 1995. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 and are included or incorporated by reference in the 1994 Annual Report on Form 10-K of Ceridian Corporation.



                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 21, 1995